Exhibit 99(a)(1)(C)

LETTER OF TRANSMITTAL
PURSUANT TO THE OFFER TO PURCHASE DATED AUGUST 3, 2026

THE OFFER WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON
AUGUST 31, 2026, UNLESS THE OFFER IS EXTENDED

Any questions concerning the offer or this Letter of Transmittal can be directed as follows:

If using e-mail:	MCIP@ultimusfundsolutions.com

If using overnight mail:	If using standard mail:

Monroe Capital Income Plus Corporation c/o Ultimus Fund Solutions 225 Pictoria Dr, Suite 450 Cincinnati, OH 45252	Monroe Capital Income Plus Corporation c/o Ultimus Fund Solutions PO Box 46707 Cincinnati, OH 45252

Telephone: 855-700-7970	Toll free 855-700-7970

Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above will not constitute a valid delivery to Monroe Capital Income Plus Corporation (the “Company”).

The offer to purchase and this entire Letter of Transmittal, including the accompanying instructions, should be read carefully before this Letter of Transmittal is completed.

IF YOU WANT TO RETAIN ALL OF YOUR SHARES, YOU DO NOT NEED TO TAKE ANY ACTION.

Ladies and Gentlemen:

This Letter of Transmittal is provided in connection with the Company’s offer (the “Offer to Purchase”) dated August 3, 2026 to purchase up to 13,872,183 shares of the Company’s issued and outstanding common stock, par value $0.001 per share (“Common Stock”). This amount represents approximately 5.0% of the Company’s Common Stock outstanding as of June 30, 2026. The term “Shares” as used herein refers only to those shares of Common Stock that are eligible to be repurchased. The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and is incorporated in the State of Maryland. The person(s) signing this Letter of Transmittal (the “Signatory”) hereby tender(s)  to the Company the Shares specified below in Section B “Requested Tender Amount” for purchase by the Company at a price per share equal to the per share price of the Common Stock sold by the Company in the most recent closing of the Company’s private offering of Common Stock that occurs prior to the Expiration Date (the “Purchase Price”), which is expected to occur on or about August 3, 2026 (the “Closing Date”), in cash, under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal, together with any amendments or supplements hereto and thereto, collectively constitute the “Offer”). The Offer will expire at 11:59 P.M., Eastern Time, on August 31, 2026 (the “Expiration Date”), unless extended.

Subject to, and effective upon, acceptance for payment for the Shares tendered herewith, in accordance with the terms and subject to the conditions of the Offer, the Signatory hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Shares that are being tendered hereby that are purchased pursuant to the Offer.

The name(s) of the investor(s) on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with such investor(s)’ purchase of the Shares, unless such investor(s)’ Shares have been transferred, in which event the name(s) of the investor(s) on this Letter of Transmittal must correspond exactly with the name of the last transferee indicated on the stock ledger maintained in book-entry form by Ultimus Fund Solutions, LLC, the Company’s transfer agent. The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the Signatory understands that the Shares not purchased, if any, will continue to be held by the Signatory and will not be tendered.

The Signatory understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the Signatory and the Company upon the terms and subject to the conditions of the Offer. The Signatory understands that the payment of the Purchase Price for the Shares accepted for purchase by the Company will be made by the Company promptly following the expiration of the Offer, and that in no event will the Signatory receive any interest on the Purchase Price. Payment of the Purchase Price for the Shares tendered by the Signatory will be made on behalf of the Company by check or wire transfer to the account identified by the Signatory below.

If the Signatory participates in the Company’s dividend reinvestment plan (“DRIP”), the Signatory will continue to participate in the DRIP unless the Company is otherwise notified by the Signatory. Notwithstanding the foregoing, if the Signatory tenders all of their Shares in the Offer (whether or not the Company accepts all such Shares for payment pursuant to the Offer), the Signatory’s participation in the DRIP will automatically cease with respect to distributions scheduled to be paid after the Expiration Date.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer to Purchase, this tender is irrevocable.

The Signatory hereby acknowledges that capitalized terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

TENDER AUTHORIZATION FORM

A. SHAREHOLDER(S) INFORMATION

Shareholder(s) Information

Name:

Address:

(street)

(city/state)(zip)

Social Security or Tax ID No.:

Monroe Account No.:

Telephone No.

(If applicable:)

Name:

Address:

(street)

(city/state)(zip)

Social Security or Tax ID No.:

Monroe Account No.:

Telephone No.

Custodian Information (if different than above; print name exactly as it appears on the subscription agreement or as indicated on the stock ledger maintained by the Company’s transfer agent)*

Custodial Account No.: __________________________________________________________

* For positions registered in the name of a custodian, the signature of the custodian is required with an original signature guarantee included. Please ensure the custodian signs this Letter of Transmittal in the “Custodian Signature” block in Section E and submits this form with the original signature guarantee reflected.

This Monroe Capital Income Plus Corporation Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated August 3, 2026.

B. REQUESTED TENDER AMOUNT (select one option)

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares or dollar amount of Shares. Please do not provide both a number of Shares and dollar amount of Shares. If you provide both a number of Shares and dollar amount of Shares, the number of Shares provided will control and will be deemed to be the number of Shares tendered.

If you tender a dollar amount of shares, such dollar amount will be divided by the Purchase Price.

☐ All Shares owned as of the Expiration Date

☐ Other number of Shares: ___________________

OR

☐ $______________of Shares (number of Shares tendered will equal such dollar amount divided by the Purchase Price)

Please provide either a number of Shares or a dollar amount of Shares, NOT both. If you provide both a number of Shares and dollar amount of Shares, the number of Shares will control

C. REMITTANCE INFORMATION (must check one of the following options)

Please Deliver All Proceeds to the following:

☐ Remit payment to custodian on record (this is required for custodial held accounts).

☐ Remit payment in the name of the owner(s) to the address of the owner (default if no custodian is listed on the account and no delivery option is selected).

☐ Remit payment to bank account of record

☐ Deliver all proceeds to new bank account (must complete section below to provide new bank account information).

BANK INSTRUCTIONS

This section only needs to be completed by shareholder(s)/investor(s) who wish to have their proceeds delivered to a new bank account not currently on record. (Note: a copy of a voided check is required if delivery via ACH is selected)

☐ These are bank instructions to deliver payment via ACH

☐ These are bank instructions to deliver payment via fed wire

Bank Name:

ABA Routing No.:

Credit to: Name on Bank Account

Bank Account No.:

For Further Credit to: Name(s) of Investors Account and Investor Account Number

This Monroe Capital Income Plus Corporation Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated August 3, 2026.

D. COST BASIS INFORMATION (information required for tax reporting purposes)

Per the Internal Revenue Service (“IRS”) regulation “Basis Reporting by Securities Brokers and Basis Determination for Stock,” the Company is required to know the cost accounting method the owner(s) would like the Company to use in calculating the gain or loss associated with this Offer. If the owner(s) does not provide this information, the Company will calculate the cost basis using the average cost basis method. Hence, unless the owner(s) have previously directed the Company to use another method, the Company’s default method, the average cost basis, will be used to calculate the gain or loss associated with this Offer. Note that the Company’s default method may not be the most tax advantageous method. You may want to consult their financial advisor or tax professional regarding the most tax advantageous method given the owner(s) circumstances. If the owners(s) would like to change the cost accounting method used in conjunction with the tender of shares, please contact the Monroe Call Center at 312-568-7882.

This Monroe Capital Income Plus Corporation Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated August 3, 2026.

E. SIGNATURE (all custodians must sign)

The Signatory authorizes and instructs the Company to make a cash payment (payable by check or wire transfer) of the Purchase Price for Shares accepted for purchase by the Company, without interest thereon and less any applicable withholding taxes, to which the Signatory is entitled in accordance with the instructions in Section C “Remittance Information” above. By executing this Letter of Transmittal, the Signatory hereby delivers to the Company in connection with the Offer to Purchase the Shares indicated in Section B “Requested Tender Amount” above.

If Shares are registered in the name of a custodian, the custodian of the Shares must execute this Letter of Transmittal, and the beneficial owner of the Shares hereby authorizes and directs the custodian of the Shares to execute this Letter of Transmittal. Sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.

Beneficial Owner Signature:

Print Name of Beneficial Owner	Print Name of Beneficial Owner

Title of Signatory if Acting in a Representative Capacity	Title of Signatory if Acting in a Representative Capacity

Signature-Beneficial Owner	Signature-Beneficial Owner

Date	Date

Custodian Signature (if different than above, e.g., custodial accounts; print name exactly as it appears on the subscription agreement or as indicated on the stock ledger maintained by the Company’s transfer agent):

Signature-Custodian

Print Name of Custodian

Title of Signatory

Date

This Monroe Capital Income Plus Corporation Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated August 3, 2026.

Signature Guarantee:*	Signature Guarantee:*
The undersigned hereby guarantees the signature of the custodian, or if no custodian is provided, the beneficial owner which appears above on this Letter of Transmittal.	The undersigned hereby guarantees the signature of the custodian, or if no custodian is provided, the beneficial owner which appears above on this Letter of Transmittal.

Institution Issuing Guarantee:	Institution Issuing Guarantee:

Name	Name

Address	Address

(street)	(street)

(city/state) (zip)	(city/state) (zip)

Authorized Signature	Authorized Signature

* Signature Guarantee must be original and needs to be completed if required by Section C “Remittance Information,” or if the tendered Shares are registered in the name of a custodian.

This Monroe Capital Income Plus Corporation Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated August 3, 2026.

INSTRUCTIONS TO LETTER OF TRANSMITTAL

THESE INSTRUCTIONS FORM PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL

1.    Guarantee of Signatures.    If required by Section C “Remittance Information,” or if the tendered Shares are registered in the name of a custodian, signatures on this Letter of Transmittal must be guaranteed in accordance with Rule 17Ad-15 (promulgated under the Securities Exchange Act of 1934, as amended) by an eligible guarantor institution which is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange, a member of The Financial Industry Regulatory Authority, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country (an “Eligible Institution”).

2.    Delivery of Letter of Transmittal.    This Letter of Transmittal, properly completed and duly executed, should be sent by e-mail, mail or courier or delivered by personal delivery to the Company in each case at the address set forth on the front page of this Letter of Transmittal, in order to make an effective tender.

If you hold your Shares of the Company with a custodian and wish to participate in the Offer, you must properly complete and deliver this Letter of Transmittal, along with any custodian forms, directly to your custodian for their signature. There may be additional internal processing times required by your custodian. Should the Company not receive your custodian’s instructions prior to the Expiration Date, your request will be deemed not in good order and you will not be considered for the Offer.

A properly completed and duly executed Letter of Transmittal must be received by the Company at the address set forth on the front page of this Letter of Transmittal by 11:59 P.M., Eastern Time, on August 31, 2026, unless the Offer is extended. The Purchase Price will be paid and issued in exchange for the Shares tendered and accepted for purchase by the Company pursuant to the Offer to Purchase in all cases only after receipt by the Company of a properly completed and duly executed Letter of Transmittal.

The method of delivery of all documents is at the option and risk of the Signatory and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

3.    Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.

(a)   For purposes of this Letter of Transmittal, the term “investor” means the person or persons registered as the holder or holders of the Shares on the Company’s stock ledger. If this Letter of Transmittal is signed by the investor(s) of the Shares to be tendered, the signature(s) of the investor(s) on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares, unless such Shares have been transferred by the investor(s), in which event this Letter of Transmittal must be signed in exactly the same form as the name of the last transferee indicated on the stock ledger maintained in book-entry form by Ultimus Fund Solutions, LLC, the Company’s transfer agent.

(b)   If any Shares tendered with this Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c)   If this Letter of Transmittal is signed by a director, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted.

(d)   If this Letter of Transmittal is signed by a person other than the investor(s) of the Shares, the Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the investor(s) appear(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares or of the name of the last transferee indicated on the stock ledger maintained in book-entry form by Ultimus Fund Solutions, LLC, the Company’s transfer agent, as applicable. Additionally, if this Letter of Transmittal is signed by a person other than the investor(s) of the Shares, such signature(s) must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

NONE OF THE COMPANY, ITS BOARD OF DIRECTORS, NOR MONROE CAPITAL BDC ADVISORS, LLC OR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

4.    Payment Instructions. The Purchase Price will be remitted by Ultimus Fund Solutions, LLC, the Company’s transfer agent, pursuant to the instructions associated with the account being tendered as maintained in their stock ledger. Please contact the Company should you wish to make updates to the instructions currently on file. If the tendered Shares are registered in the name of a custodian, the payment will be made to the custodian.

5.    Determinations of Validity.    All questions as to the form of documents and the validity of Shares will be resolved by the Company in its sole discretion, whose determination shall be final and binding, subject to the rights of tendering shareholders to challenge the Company’s determination in a court of competent jurisdiction. The Company reserves the absolute right to reject any deliveries of any Shares that are not in proper form, or the acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any Shares, provided that any such waiver shall apply to all tenders of Shares.

6.    Requests for Assistance or Additional Copies.    Requests for assistance or for additional copies of this Letter of Transmittal may be directed to the Company at the address set forth on the cover page of this Letter of Transmittal. Shareholders who do not own Shares directly may also obtain such information and copies from their commercial bank, trust company or other nominee. Shareholders who do not own Shares directly are required to tender their Shares through their commercial bank, trust company or other nominee and should NOT submit this Letter of Transmittal to the Company.

7.    Tax Information.

(a)  Withholding. The Company is entitled to deduct and withhold from the Purchase Price otherwise payable to any investor whose Shares are accepted for purchase by the Company any amounts that the Company is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are withheld, the withheld amounts shall be treated for all purposes as having been paid and issued to the investor in respect of which such deduction and withholding was made.

(b)  Cost Basis Information. Per the Internal Revenue Service (“IRS”) regulation “Basis Reporting by Securities Brokers and Basis Determination for Stock,” the Company is required to know the cost accounting method the owner(s) would like the Company to use in calculating the gain or loss associated with this Offer. If the owner(s) does not provide this information, the Company will calculate the cost basis using the average cost basis method. Hence, unless the owner(s) have previously directed the Company to use another method, the Company’s default method, the average cost basis, will be used to calculate the gain or loss associated with this Offer. Note that the Company’s default method may not be the most tax advantageous method. You may want to consult their financial advisor or tax professional regarding the most tax advantageous method given the owner(s) circumstances. If the owners(s) would like to change the cost accounting method used in conjunction with the tender of shares, please contact the Monroe Call Center at 312-568-7882.

(c)  Backup Withholding.    Each investor that desires to tender Shares must, unless an exemption applies, provide the Company with such investor’s taxpayer identification number on the IRS Form W-9 included with this Letter of Transmittal, with the required certifications being made under penalties of perjury, or alternatively and if applicable, a Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8IMY, or Form W-8EXP. If the investor is an individual, the taxpayer identification number generally is his or her social security number. If the Company is not provided with the correct taxpayer identification number, the investor may be subject to penalties imposed by the IRS in addition to being subject to backup withholding.

Investors are required to give the Company the taxpayer identification number(s) of the investor(s) of the Shares by completing the IRS Form W-9 included with this Letter of Transmittal or if applicable completing and filing another applicable withholding certificate, such as Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8IMY, or Form W-8EXP. If the Shares are registered in more than one name or are not in the name of the actual owner, consult the instructions for the applicable form, for example, Part II of the General Instructions to Form W-9, which immediately follow the IRS Form W-9.

If backup withholding applies, the Company is required to withhold a portion of any payment made to the shareholder with respect to Shares purchased pursuant to the Offer. The applicable rate for backup withholding is currently 24%. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by the investor from the IRS.

Certain investors (including, among others, most corporations and certain non-U.S. persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of non-U.S. status, an investor must generally submit a properly completed Form W-8BEN, Form W-8BEN-E, Form W-8IMY, Form W-8ECI, Form W-8EXP, or other applicable form, signed under penalties of perjury, attesting to that person’s non-U.S. status. An investor generally would use an IRS Form W-8BEN or IRS Form W-8BEN-E to certify that it is neither a citizen nor a resident of the United States and would use an IRS Form W-8ECI to certify that (1) it is neither a citizen nor resident of the United States, and (2) the proceeds of the sale of the Shares are effectively connected with its conduct of a trade or business in the United States. A non-U.S. investor may also use Form W-8BEN or Form W-8BEN-E to certify that it is eligible for benefits under a tax treaty between the United States and such foreign person’s country of residence.

INVESTORS SHOULD CONSULT THEIR TAX ADVISOR(S) AS TO THEIR QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

* * *

IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE MUST BE RECEIVED BY THE COMPANY AT THE ADDRESS SET FORTH ON THE FRONT PAGE OF THIS LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.